EXHIBIT 4.1


                                Interactive Data
                           Financial Times Information
               100 William Street, 15th Floor, New York, NY 10038
                  USA Tel: (212) 269-6300 Fax: (212) 771-6545


                                 July 16, 1999


Van Kampen Funds Inc.
One Parkview Plaza
Oakbrook Terrace, IL 60181

Re: Van Kampen Focus Portfolios
Europe/Pacific Strategy Trust, Series 2
(A Unit Investment Trust) Registered Under the Securities Act of 1933, File No. 333-82441

Gentlemen:

We have examined the Registration Statement for the above captioned Fund, a copy of which is attached hereto.

We hereby consent to the reference in the Prospectus and Registration Statement for the above captioned Fund to Interactive Data Corporation, as the Evaluator, and to the use of the Obligations prepared by us which are referred to in such Prospectus and Registration Statement.

You are authorized to file copies of this letter with the Securities and Exchange Commission.

                                                               Very truly yours,


                                                                     Steve Miano
                                           Director Fixed Income Data Operations